Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

NEW YORK, NY, March 24, 2014 — Mercer International Inc. (“Mercer” or the “Company”) (Nasdaq: MERC, TSX: MRI.U) today announced that it has commenced an underwritten public offering of 7,000,000 shares of its common stock. All of the shares are being offered by the Company. The Company also expects to grant the underwriters a 30-day option to purchase up to 1,050,000 additional shares of its common stock to cover over-allotments, if any.

The Company intends to use approximately $13.5 million of the net proceeds from this offering to further capitalize its Stendal mill to provide it with greater operational and financial flexibility and the balance will be used for targeted capital expenditures including expansion of the Company’s wood procurement and logistics operations in Germany and for general working capital purposes.

Credit Suisse Securities (USA) LLC is acting as the sole book-running manager and Raymond James & Associates, Inc. is acting as the co-manager for the offering. The offering is being made pursuant to the Company’s effective shelf registration statement (File No. 333-185246) that was previously filed with the Securities and Exchange Commission (“SEC”) and a shelf prospectus filed with Canadian securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario (the “Canadian Provinces”) under the Multijurisdictional Disclosure System (“MJDS”). The offering will be made only by means of a prospectus supplement and related base prospectus. A preliminary prospectus supplement relating to the offering has been filed with the SEC. A preliminary prospectus supplement will also be filed with the securities regulatory authorities in the Canadian Provinces under the MJDS. A copy of the preliminary prospectus supplement and related base prospectus can be obtained by either contacting Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue 1B, New York, NY 10010 – telephone 800-221-1037 (toll-free) or by accessing EDGAR on the SEC’s website at www.sec.gov. In Canada, a copy of the preliminary prospectus supplement and related base prospectus may be obtained by either contacting Credit Suisse Securities (USA) LLC as set forth above or by accessing the SEDAR website at www.sedar.com.

The offering is subject to customary closing conditions including, but not limited to, the receipt of the approval of the NASDAQ Global Select Market and the Toronto Stock Exchange of the listing of the shares offered by the Company in the offering.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any of the Company’s common stock or any other securities described herein, nor shall there be any sale of the securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction. The securities described herein have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the base prospectus or Mercer’s shelf registration statement.

Mercer International Inc. is a global pulp manufacturing company.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Words such as “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of the Company’s business, raw material costs, the Company’s level of indebtedness, competition, foreign exchange and interest rate fluctuations, the Company’s use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to the Company’s production, market conditions and other risk factors listed from time to time in the Company’s SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Chairman, CEO & President

(604) 684-1099

David M. Gandossi

Executive Vice-President,

Chief Financial Officer & Secretary

(604) 684-1099

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